CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (No. 333-274025) (the “Registration Statement”) of our report dated March 19, 2026 relating to the financial statements of Fortitude Life Insurance & Annuity Company. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Nashville, Tennessee

April 27, 2026